UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 3, 2023

Assure Holdings Corp.

(Exact name of registrant as specified in its charter)

Nevada	001-40785	82-2726719
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7887 East Belleview Avenue, Suite 500 Denver, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 720-287-3093

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IONM	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2023, Assure Holdings Corp. (the “Company”) appointed Paul Webster to act as the Company’s interim Chief Financial Officer beginning November 17, 2023, in coordination with the previously announced resignation of current Chief Financial Officer John Price on that same date.

Mr. Webster has served as the Company’s Senior Vice President of Managed Care and Revenue Cycle Management since May 2022, and will continue oversee those operations in addition to taking on the greater role in the Company’s finance department. Mr. Webster has two decades of managerial and strategic leadership experience in the healthcare industry. Prior to joining the Company, Mr. Webster served as vice president of policy and health economics for Air Methods Corp. (formerly Nasdaq: AIRM), one of the largest air medical service companies in the world from January 2018 to December 2018. While in that role, he was responsible for engaging with legislators, regulators, and payers to articulate the economics of providing emergency air medical transportation. He also served in a variety of other management positions at Air Methods since March 1999 such as vice president of payer strategy and assistant controller. These roles included responsibilities such as treasury management, revenue recognition, accounting cycle close, negotiating in-network contracts with health insurance companies, cost trend analysis and the analytics around out-of-network billing as well as integrating acquisitions. Before Air Methods, Mr. Webster served in accounting roles at Arthur Andersen, LLP from September 1998 to March 1999 and Compliance Systems, Inc. from January 1995 to August 1998. Mr. Webster holds a Bachelor of Science degree in Accounting from Metropolitan State University of Denver and a Bachelor of Arts degree in Sociology from Hope College.

In relation to his appointment as interim Chief Financial Officer, the Company and Mr. Webster entered into an offer letter pursuant to which Mr. Webster will be paid an annual salary of $255,000. Mr. Webster will also be eligible for an annual discretionary bonus up to 50% of his salary, a phone allowance of $200 per month, a car allowance of $700 per month, and paid parking at the Company’s principal offices. Mr. Webster will continue to be eligible to participate in the Company’s equity incentive plans at the discretion of the Company’s Board of Directors. If terminated without cause, Mr. Webster will be entitled to severance of four (4) months’ salary plus an additional one (1) month for each year of service after his first year.

Item 8.01 Other Events.

The Company hereby announces that the Company’s Board of Directors has selected November 17, 2023, as the record date for stockholders entitled to vote as this year’s annual meeting of stockholders to be held on December 27, 2023. The Company anticipates that the notice of the annual meeting of stockholders will be mailed to stockholders on or about November 27, 2023.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Name

10.1	Offer Letter between Assure Holdings Corp. and Paul Webster dated November 3, 2023
104	Cover Page Interactive Data File (formatted in Inline XBRL and included as Exhibit 101)

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASSURE HOLDINGS CORP.

Date: November 8, 2023	By:	/s/ John Price
	Name:	John Price
	Title:	Chief Financial Officer